EXHIBIT 21.1


                         SUBSIDIARIES OF THE REGISTRANT

                                                    State of
Subsidiaries of First Citizens Corporation        Incorporation
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First Citizens Bank                                  Federal

First Citizens Bank of Fayette County                Georgia

First Citizens Bank of Clayton County                Georgia



Subsidiaries of First Citizens Bank
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Newnan Financial Services, Inc.                      Georgia

Citizens Mortgage Group, Inc.                        Georgia


Subsidiaries of Newnan Financial Services, Inc.
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Jefferson Ventures, Inc.                             Georgia